UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

Check the appropriate box:

[X]	Preliminary information statement	[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive information statement

HEYU BIOLOGICAL TECHNOLOGY CORPORATION

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

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(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Heyu Biological Technology Corporation

4th Floor, No. 10 Building, Xinglin Bay Business Operation Center,

Jimei District, Xiamen City,

Fujian Province, China 361022

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about September 18, 2018 to the holders of record as of the close of business on September 18, 2018 of the common stock of Heyu Biological Technology Corporation (“Heyu”).

The Board of Directors of Heyu and one stockholder holding an aggregate of 10,210,517 shares of common stock issued and outstanding as of September 18, 2018, have approved and consented in writing to the actions described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada Revised Statutes (“NRS”) and Heyu’s Articles of Incorporation and Bylaws to approve such actions. Accordingly, these actions will not be submitted to the other stockholders of Heyu for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

ACTIONS BY BOARD OF DIRECTORS

AND

CONSENTING STOCKHOLDER

GENERAL

Heyu will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Heyu will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Heyu’s common stock.

Heyu will deliver only one Information Statement to multiple security holders sharing an address unless Heyu has received contrary instructions from one or more of the security holders. Upon written or oral request, Heyu will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: Heyu Biological Technology Corporation, 4th Floor, No. 10 Building, Xinglin Bay Business Operation Center, Jimei District, Xiamen City, China. Attn: Mr. Ban Siong Ang, CEO.

INFORMATION ON CONSENTING STOCKHOLDER

Pursuant to Heyu’s Bylaws and the NRS, a vote by the holders of at least a majority of Heyu’s outstanding capital stock is required to effect the action described herein. Heyu’s Articles of Incorporation do not authorize cumulative voting. As of the record date, Heyu had 10,322,660 shares of common stock issued and outstanding. The voting power representing not less than 51% shares of common stock is required to pass any stockholder resolutions. The consenting stockholder is the record and beneficial owner of 10,210,517 shares of common stock, which represents approximately 98.91% of the issued and outstanding shares of Heyu’s common stock on such date. Pursuant to Chapter 78.320 of

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the NRS, the consenting stockholder voted, in favor of the actions described herein in a written consent, dated August 30, 2018. No consideration was paid for the consent. The consenting stockholder’s name, affiliation with Heyu, and his beneficial holdings are as follows:

Name	Beneficial Holder and Affiliation	Shares Beneficially Held	Percentage
Mr. Ban Siong Ang	CEO, President, Chairman of the Board	10,210,517 shares of common stock	98.91% (common stock)

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 18, 2018, certain information regarding the ownership of Heyu’s capital stock by each director and executive officer of Heyu, each person who is known to Heyu to be a beneficial owner of more than 5% of any class of Heyu’s voting stock, and by all officers and directors of Heyu as a group. Unless otherwise indicated below, to Heyu’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of September 18, 2018 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person; Ownership percentage is based on 10,322,660 shares of common stock issued and outstanding on a fully diluted basis, as of September 18, 2018.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Mr. Ban Siong Ang	10,210,517 shares of common stock	98.91%
Ms. Wendy Wei Li	0 shares of common stock	0%
All officers and directors as a group (2 persons)	10,210,517 shares of common stock	98.91%

(1) Unless otherwise noted, the address of each person listed is c/o Heyu Biological Technology Corporation, 4th Floor, No. 10 Building, Xinglin Bay Business Operation Center, Jimei District, Xiamen City, China.

(2) This table is based on 10,322,660 shares of common stock issued and outstanding on September 18, 2018.

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EXECUTIVE COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Chief Executive Officer and all other executive officers (collectively, the “Named Executive Officers”) in the fiscal years ended December 31, 2017 and 2016:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
K. Lance Bell (1) Chief Executive Officer	2016	81,300	-	-	81,300
	2017	-	-	-	-
Derald Miller (2) Vice-President of Sales and Marketing	2016	16,667	-	-	16,667
	2017	-	-	-	-
Daniel Masters (3) Chief Executive Officer, President and Chairman of the Board	2016	-	-	-	-
	2017	-	-	100,000	100,000
Ban Siong Ang (4) Chief Executive Officer, President and Chairman of the Board	2016	-	-	-	-
	2017	-	-	-	-
Wendy Wei Li (5) Chief Financial Officer, Secretary and Treasurer	2016	-	-	-	-
	2017	-	-	-	-

(1)Resigned as Chief Executive Officer on December 28, 2016.

(2)Resigned as Vice President on December 28, 2016.

(3)Resigned as Chief Executive Officer, President, and Chairman of the Board on May 10, 2018.

(4)Appointed as Chief Executive Officer, President and Chairman of the Board on May 10, 2018.

(5)Appointed as Chief Financial Officer, Secretary and Treasurer on May 10, 2018.

Employment Agreements

At present, we have no employment agreement with our current officers and directors or any other person.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of December 31, 2017 provided for or contributed to by our company.

Director Compensation

The following table sets forth director compensation as of December 31, 2017:

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Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mr. Ban Siong Ang (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Mr. Hung Seng Tan(2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)Appointed Chairman of the Board and Director on May 10, 2018.

(2)Appointed Executive Director on May 10, 2018.

Directors of our company who are also employees do not receive cash compensation for their services as directors. All directors may be reimbursed for their reasonable expenses incurred in connection with attending meetings of the Board of Directors or management committees.

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of Heyu which may result in a change in control of Heyu.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDER

The following action was taken based upon the unanimous recommendation of Heyu’s Board of Directors and the written consent of the consenting stockholder:

I.AMENDMENT TO ARTICLES OF INCORPORATION TO EFFECT A FORWARD STOCK SPLIT AT A RATIO OF ONE HUNDRED-FOR-ONE

On August 30, 2018, the Board of Directors and the consenting stockholder adopted and approved a resolution to effect an amendment to our Articles of Incorporation to effect a forward split of all issued and outstanding shares of common stock, at a ratio of one hundred-for-one (100:1) (the “Forward Stock Split”). The Forward Stock Split shall be effective 20 days after this Information Statement is mailed to the stockholders of Heyu.

A table illustrating the Forward Stock Split and the amendment to increase the number of shares of common stock in Heyu’s Articles of Incorporation (discussed below) is as follows:

Number of shares of common stock issued and outstanding	Number of shares of common stock authorized in Articles of Incorporation	Number of shares of common stock authorized and reserved for issuance		Number of shares of common stock authorized but unreserved for issuance.

Before Forward Stock Split and amendment to Articles of Incorporation	10,210,517	2,000,000,000	-0-	1,989,789,483

After Forward Stock Split and amendment to Articles of Incorporation	1,021,051,700	2,000,000,000	-0-	978,948,300

The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Forward Stock Split if the Board of Directors, in its sole discretion, determines that the Forward Stock Split is no longer in the best interests of the Company and the stockholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the Forward Stock Split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share

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market price of the common stock, business and transactional developments, and our actual and projected financial performance.

Though the Forward Stock Split will not change the number of authorized shares of common stock. Except for any changes as a result of the treatment of fractional shares, each stockholder of Heyu will hold the same percentage of common stock outstanding immediately following the Forward Stock Split as such stockholder held immediately prior to the split.

Purpose

The Board of Directors believes that it is in the best interests of Heyu to implement the Forward Stock Split on the basis that the low number of issued and outstanding shares of common stock of Heyu would likely not appeal to brokerage firms and that when trading, the current projected per share price level of our common stock will reduce the effective marketability of our common stock because of the reluctance of many brokerage firms to recommend stock to their clients or to act as market-makers for issuers which do not have a sufficient number of shares of common stock issued and outstanding.

Certain Risks Associated With the Forward Stock Split

There can be no assurance that the total projected market capitalization of Heyu’s common stock after the proposed Forward Stock Split will be equal to or greater than the total projected market capitalization before the proposed Forward Stock Split or that the per share price of Heyu’s common stock following the Forward Stock Split will either exceed or remain higher than the current anticipated per share.

There can be no assurance that the market price per new share of Heyu common stock (the “New Shares”) after the Forward Stock Split will rise or remain constant in proportion to the reduction in the number of old shares of Heyu common stock (the “Old Shares”) outstanding before the Forward Stock Split.

Accordingly, the total market capitalization of Heyu’s common stock after the proposed Forward Stock Split may be lower than the total market capitalization before the proposed Forward Stock Split and, in the future, the market price of Heyu’s common stock following the Forward Stock Split may not exceed or remain higher than the market price prior to the proposed Forward Stock Split. In many cases, the total market capitalization of a company following a Forward Stock Split is lower than the total market capitalization before the Forward Stock Split.

There can be no assurance that the Forward Stock Split will result in a per share price that will attract investors.

A decline in the market price for Heyu’s common stock after the Forward Stock Split may result in a greater percentage decline than would occur in the absence of a Forward Stock Split, and the liquidity of Heyu’s common stock could be adversely affected following a Forward Stock Split.

The market price of Heyu’s common stock will also be based on Heyu’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the forward stock split is effected and the market price of Heyu’s common stock declines, the percentage decline as an absolute number and as a percentage of Heyu’s overall market capitalization may be greater than would occur in the absence of a forward stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company’s common stock following a forward stock split are lower than they were before the Forward Stock Split. Furthermore, the liquidity of Heyu’s common stock could be adversely affected by the reduced number of shares that would be outstanding after the Forward Stock Split.

Heyu’s common stock trades as a “penny stock” classification which limits the liquidity for Heyu’s common stock.

Heyu’s stock is subject to “penny stock” rules as defined in Exchange Act Rule 3a51-1. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Heyu’s common stock is subject to these penny stock rules. Transaction costs associated with purchases and sales of penny stocks are likely to be higher than those for other securities. Penny stocks generally are equity securities with a price of less than $5.00 (other

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than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

As a result, all brokers or dealers involved in a transaction in which Heyu’s shares are sold to any buyer, other than an established customer or “accredited investor,” must make a special written determination. These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of Heyu’s stockholders to sell in the secondary market, through brokers, dealers or otherwise. Heyu also understands that many brokerage firms will discourage their customers from trading in shares falling within the “penny stock” definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the common shares in the United States and stockholders may find it more difficult to sell their shares. An orderly market is not assured or implied as to Heyu’s common stock. Nor are there any assurances as to the existence of market makers or broker/dealers for Heyu’s common stock.

Principal Effects of the Forward Stock Split

In addition to those risk factors noted above, the Forward Stock Split will have the following effects:

General Corporate Change – (i) one Old Share owned by a stockholder would be exchanged for one hundred (100) New Shares, and (ii) the number of shares of Heyu’s common stock issued and outstanding will be increased proportionately based on the Forward Stock Split.

As approved and effected, the Forward Stock Split will be effected simultaneously for all of Heyu’s common stock. While the intent is for the Forward Split to affect all of Heyu’s stockholders uniformly, the process of rounding up when any of Heyu’s stockholders own a fractional share will result in a non-material change in each stockholder’s percentage ownership interest in Heyu.

The Forward Stock Split does not materially affect the proportionate equity interest in Heyu of any holder of common stock or the relative rights, preferences, privileges or priorities of any such stockholder.

Fractional Shares - Any fractional shares of common stock resulting from the forward split will “round up” to the nearest whole number. No cash will be paid to any holders of fractional interests in Heyu.

Authorized Shares - The forward split will not change the number of authorized shares of common stock of Heyu, as stated in Heyu’s Articles of Incorporation, as amended to date.

Accounting Matters - The Forward Stock Split will not affect the par value of Heyu’s common stock. As a result, as of the effective time of the Forward Stock Split, the stated capital on Heyu’s balance sheet attributable to Heyu’s common stock will be increased proportionately based on the Forward Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is increased. The per share net income or loss and net book value of Heyu’s common stock will be restated because there will be a greater number shares of Heyu’s common stock outstanding.

Procedure for Effecting the Forward Stock Split and Exchange of Stock Certificates

Upon effectiveness of the Forward Stock Split, each outstanding share of Heyu will automatically be converted on the effective date at the applicable Forward Stock Split ratio. It will not be necessary for stockholders of Heyu to exchange their existing stock certificates.

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If a stockholder is entitled to post-Forward Stock Split shares, a transaction statement will automatically be sent to the

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stockholder’s address of record indicating the number of shares of common stock held following the reverse stock split.

Federal Income Tax Consequences of the Forward Stock Split

The following is a summary of certain material federal income tax consequences of the Forward Stock Split. It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Forward Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Forward Stock Split.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the Forward Stock Split. The aggregate tax basis of the New Shares received in the Forward Stock Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the Old Shares exchanged therefor. The stockholder’s holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Forward Stock Split.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE COMPANY IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Heyu’s view regarding the tax consequences of the Forward Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with its, his or her own tax advisor with respect to all of the potential tax consequences such stockholder of the Forward Stock Split.

ADDITIONAL AND AVAILABLE INFORMATION

Heyu is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website (www.sec.gov).

STATEMENT OF ADDITIONAL INFORMATION

Heyu’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2017 and filed on January 26, 2018; its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed on May 15, 2018, and its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018, filed on August 14, 2018, , are incorporated herein by this reference.

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Heyu will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by Heyu pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding Heyu should be addressed to: Heyu Biological Technology Corporation, 4th Floor, No. 10 Building, Xinglin Bay Business Operation Center, Jimei District, Xiamen City, China. Attn: Mr. Ban Siong Ang, CEO, telephone (86) 158 5924 0902.

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